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                                                                    Exhibit 23.1


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 30, 2001 included in OMNI Energy Services Corp.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                             /s/ Arthur Andersen LLP
                                             Arthur Andersen LLP

New Orleans, Louisiana
September 14, 2001